UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

____1000 Truxtun Avenue, Bakersfield, California 93301 ____

(Address of Principal Executive Offices) (Zip Code)

661-281-0360 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, the Registrant’s subsidiary, San Joaquin Bank, (together the “Company”) entered into an Executive Salary Continuation Agreement (“Agreement”) with Philip McLaughlin (the “Recipient”), Senior Vice President of San Joaquin Bank. Mr. McLaughlin is 51 years old and a named executive officer in the Company’s 2008 proxy statement.

Pursuant to the Agreement, the Company agreed to provide to the Recipient certain supplemental salary continuation benefits in order to reasonably induce the Recipient to remain in the Company’s employment . The parties agreed that the effective date for purposes of determining the number of complete years of service under the Agreement is January 31, 2008. Under the Agreement, the following apply:

(a)	If the Recipient is continuously employed by the Bank until his retirement at age 65 (“Retirement”), the Recipient will be entitled to receive $50,000 (“Annual Benefit”) on an annual basis for life.

(b)	If the Recipient dies while still employed before the date he actually retires, payment of the annual benefit will be paid to the decedent’s designated beneficiary beginning the month following the Recipient’s death for a period of five years. If the Recipient dies after he has retired but prior to receiving the Annual Benefit for five years, his beneficiary will receive the Annual Benefit for the period beginning the month after his death and ending five years following the date of the Recipient’s retirement .

(c)	If the Recipient becomes disabled while actively employed prior to his retirement, he will be entitled to receive for life the applicable percentage of the Annual Benefit (based on the number of complete years of service), as set forth in the Agreement, beginning the month after the Recipient is determined to be disabled. If payments based on Recipient’s disability commence prior to attainment of age 65, the annual payments will be discounted to the present value of the applicable percentage of the Annual Benefit based on a discount rate of 5%.

(d)	Subject to the Company’s right to terminate the Recipient’s employment, with or without cause, if the Recipient’s employment is terminated prior to attainment of age 65 for any reason other than disability or retirement, or in the event the Recipient terminates employment prior to age 65, the Recipient is entitled to be paid the applicable percentage of the Annual Benefit for life, as determined by the applicable years of service (as set forth in the Agreement), commencing at the time of Recipient’s attainment of age 65.

(d)	If the Recipient continues employment after attaining age 65, payment of the Annual Benefit will commence beginning with the month following the actual retirement date. The Annual Benefit will be actuarially adjusted to reflect the increased or decreased life expectancy as provided in the Agreement.

The above description of the Agreement is qualified in its entirety by reference to the actual Agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are included with this Report:

Exhibit 10.1 Executive Salary Continuation Agreement between San Joaquin Bancorp and Philip McLaughlin dated April 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By: /s/ Stephen M. Annis ______________________________ Executive Vice President and Chief Financial Officer Date: April 24, 2008